UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 2025

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
_______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Akbar Mohamed and Mary Yang as Directors

On April 7, 2025, Mr. Akbar Mohamed notified Sunnova Energy International Inc. (the “Company”) of his resignation as a Class III director of the Board of Directors (the “Board”) of the Company and member of the Audit Committee of the Board (the “Audit Committee”) and the Nominating, Corporate Governance and Sustainability Committee of the Board (the “Nominating and Governance Committee”), effective April 7, 2025. Mr. Mohamed’s resignation was for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operation, policies or practices.

Additionally, on April 9, 2025, Ms. Mary Yang notified the Company of her resignation as a Class III director of the Board and member of the Audit Committee and the Compensation and Human Capital Committee of the Board (the “Compensation Committee”), effective close of business April 11, 2025. Ms. Yang’s resignation was for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operation, policies or practices.

Appointment of Tony Horton and Jeffrey S. Stein as Directors

On April 11, 2025 and effective April 11, 2025, based on the recommendations of the Nominating and Governance Committee, the Board appointed each of Mr. Tony Horton and Mr. Jeffrey S. Stein as an independent Class I director of the Company with a term expiring at the Company’s 2026 Annual Meeting of Stockholders. In addition, based on the recommendations of the Nominating and Governance Committee, the Board appointed Mr. Horton to serve as a member of the Audit Committee, the Compensation Committee and the Special Committee (as defined below), and Mr. Stein to serve as a member of the Audit Committee, the Nominating and Governance Committee and the Special Committee, as discussed below.

Mr. Horton has extensive financial and business expertise, including senior leadership and director roles at public and private companies, which we believe makes him well-qualified to serve on the Board. Since March 2018, November 2021, February 2023 and May 2023, respectively, Mr. Horton has served as Chief Executive Officer of AR Horton Advisors, Lead Independent Director for Team, Inc., Independent Director for Equiniti Trust Company and Independent Director of Talen Energy Corporation. Additionally, Mr. Horton served as an Independent Director of U.S. Renal Care from January 2023 to February 2024, Travelport GDS, UK from March 2020 to December 2023, Neiman Marcus’ Mariposa Holdings from April 2020 to September 2020, Seadrill Partners from January 2020 to May 2021, and Arena Energy from March 2020 to September 2020, among others, and served as Independent Director and Chairman of the board of directors of NanoLumens from May 2017 to May 2020. Mr. Horton has more than 25 years of energy and technology experience, including having served as Executive Vice President and CFO at Energy Future Holdings Corporation and as Senior Director of Corporate and Public Policy at TXU Energy. He also has experience serving on various boards of directors and committees of companies involved in turnarounds and restructuring matters. Mr. Horton earned his Master’s of Professional Accounting and Finance from the University of Texas at Dallas/Arlington and his B.B.A. in Economics and Management from the University of Texas at Arlington. He is a CPA, Chartered Financial Analyst, Certified Management Accountant, and Certified Financial Manager.

Mr. Stein has extensive experience as a corporate executive and director, including leadership and committee positions, of both public and private companies, which we believe makes him well-qualified to serve on the Board. Mr. Stein is Founder and Managing Partner of Stein Advisors LLC, a financial advisory firm that provides consulting services to public and private companies and institutional investors. Mr. Stein provides the perspective of a successful investment professional with over thirty years of experience in both debt and equity asset classes. Previously, Mr. Stein was a Co-Founder and Principal of Durham Asset Management LLC (“Durham”), a global event-driven distressed debt and special situations equity asset management firm. From January 2003 through December 2009, Mr. Stein served as Co-Director of Research at Durham responsible for the identification, evaluation and management of investments for the various Durham portfolios. From July 1997 to December 2002, Mr. Stein served as Co-Director of Research at The Delaware Bay Company, Inc., a boutique research and investment banking firm focused on the distressed debt and special situations equity asset classes. From September 1991 to August 1995, Mr. Stein was an Associate and Assistant Vice President at Shearson Lehman Brothers in the Capital Preservation & Restructuring Group. Mr. Stein currently serves as Chairman of the board of directors of Ambac Financial Group, Inc., a position he has held since January 2015. Mr. Stein previously served as Chief Executive Officer and Chief Restructuring Officer of Rite Aid Corporation and GWG Holdings, Inc. and as Chief Restructuring Officer of Liberty Steel Group Holdings Pte. Ltd., Whiting Petroleum Corporation, Philadelphia Energy Solutions, LLC and Westmoreland Coal Company. Further, Mr. Stein previously served as a director on the Boards of Vertex Energy, Inc., Troika Media Group Inc., Aearo Technologies LLC, Seadrill North Atlantic Holdings Limited, Intelsat Connect Finance S.A., NMC Health plc, Westmoreland Coal Company, and Dynegy Inc. and as a board observer on the Board of TORM plc. Mr. Stein received a B.A. in Economics from Brandeis University and an M.B.A. with Honors in Finance and Accounting from New York University.

Each of Messrs. Horton and Stein has entered into a Disinterested Director Engagement Letter (the “Director Engagement Letter”) with the Company pursuant to which they each will be paid cash compensation of $45,000 per month for serving as a director of the Company, continuing through and including the date on which Mr. Horton or Mr. Stein, as applicable, ceases to serve on the Board, in addition to a daily fee of $5,000, payable in cash, for each day that Mr. Horton or Mr. Stein, as applicable, devotes more than four hours of time, outside of Board meetings, for meetings or activities outside the scope of normal board duties. Pursuant to the Director Engagement Letter, Messrs. Horton and Stein will each be reimbursed for all reasonable and documented out-of-pocket business expenses incurred in connection with their service as a member of the Board and will be covered by the Company’s directors’ and officers’ insurance policy in an amount and on terms as reasonably determined by the Board. Except as otherwise set forth above, Messrs. Horton and Stein will not receive any other compensation pursuant to the Company’s non-employee director compensation policy.

In addition, the Company also has entered into its standard indemnification agreements with each of Messrs. Horton and Stein providing for indemnification to the fullest extent permitted by law in accordance with the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s Third Amended and Restated Bylaws, the form of which is incorporated by reference as Exhibit 10.20 to the Company’s Form 10-K filed on March 3, 2025. There are no other arrangements or understandings between Messrs. Horton and Stein and any other person pursuant to which they were appointed as directors of the Company, and neither of Messrs. Horton and Stein has any interests in any transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Realignment of Board Classification

On April 11, 2025, in order to achieve an equal balance of membership among the classes of directors in accordance with the Company’s Second Amended and Restated Certificate of Incorporation, the Board determined to move Mr. Paul Mathews from Class I with a term expiring at the 2026 Annual Meeting of Stockholders to Class III with a term expiring at the 2025 Annual Meeting of Stockholders, effective April 11, 2025. Accordingly, based on the recommendation of the Nominating and Governance Committee, on the same date, Mr. Mathews, who was a Class I director, resigned as a director and was immediately elected by the Board as a Class III director. The resignation and re-election of Mr. Mathews was effected solely to rebalance the Board’s classes and, for all other purposes, including compensation, Mr. Mathew’s service on the Board is deemed to have continued uninterrupted. The Board now consists of two Class I directors, two Class II directors and two Class III directors. The current Class I directors are now Messrs. Tony Horton and Jeffrey S. Stein; the current Class II directors are now Messrs. Park Shaper and Jeremy Thigpen, and the current Class III directors are now Ms. Anne Andrews and Mr. Paul Mathews.

Formation of Special Committee

On April 11, 2025, the Board formed a Special Committee (the “Special Committee”) consisting solely of independent directors to, among other things, evaluate the Company’s capital structure, assets, liabilities, operations, liquidity, and general financial condition and to consider, evaluate, and negotiate transactions and/or other strategic alternatives for the Company and its stakeholders (a “Transaction”). The Special Committee has authority to review, discuss, consider, negotiate, and make one or more recommendations to the Board regarding the Company’s entry into and consummation of a Transaction. The members of the Special Committee are Messrs. Tony Horton and Jeffrey S. Stein.

Item 7.01. Regulation FD Disclosure.

On April 11, 2025, the Company issued a press release announcing the items discussed in this Current Report on Form 8-K, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Sunnova Energy International Inc. Press Release dated April 11, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: April 11, 2025	By:	/s/ David Searle
Name: David Searle
Title: Executive Vice President, General Counsel and Chief Compliance Officer